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                               STITES & HARBISON                     EXHIBIT 5.2
                          1800 Capital Holding Center
                             400 West Market Street
                        Louisville, Kentucky  40202-3352



                                 March 29, 1994



Capital Holding Corporation
Capital Holding Center
400 West Market Street
Louisville, Kentucky  40202

Ladies and Gentlemen:

     We have acted as counsel to Capital Holding Corporation ("Capital Holding") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,000,000 shares of cumulative monthly income preferred shares (the "Preferred Shares") to be issued and sold by Capital Holding LLC (the "Company") and the related guarantees (the "Guarantees") of such Preferred Shares by Capital Holding.

     In connection with this opinion, we have considered such matters of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for purposes of this opinion, including (a) the Certificate of Incorporation, as amended, and Bylaws of Capital Holding, (b) resolutions adopted by the Board of Directors of Capital Holding at a meeting held on February 16, 1994 (the "Authorizing Resolutions"), and (c) the form of the Payment and Guarantee Agreement between Capital Holding and the Company filed as an exhibit to the Registration Statement. With respect to various factual matters material to our opinion, we have relied upon certificates of public officials and certificates and other representations of officers of Capital Holding.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when, as and if (a) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on March 22, 1994 becomes effective pursuant to the Act and the rules and regulations of the Commission thereunder, and subject to compliance with all applicable state securities, blue sky and insurance laws;
(b) the Payment and Guarantee Agreement has been duly executed and delivered by Capital Holding and the Company; and (c) the Preferred Shares have been duly and
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Capital Holding Corporation
March 29, 1994
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validly authorized and issued by the Company, all in the manner contemplated by the Registration Statement and the Authorizing Resolutions, the Guarantees will be valid and legally binding obligations of Capital Holding.

     Our opinion is limited by and subject to the following:

     (a) Enforceability of the Guarantees may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures and the legal capacity of all natural persons.

     (c) Our opinion is based solely on and limited to the laws of the Commonwealth of Kentucky, the Delaware General Corporation Law and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the section captioned "Legal Matters" in the prospectus included as a part of the Registration Statement.

                              Very truly yours,



                              STITES & HARBISON



CCB/plh